                                    Exhibit 2

                                                                [EXECUTION COPY]

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (as amended or otherwise modified from time to time pursuant to the terms hereof, the "Agreement"), dated September 29, 1997, is among California Housing Finance L.P., a Delaware limited partnership, (the "Purchaser"), and CPH2, LLC, a Delaware limited liability company ("CPH2, LLC") and CPH3, LLC, a Delaware limited liability company ("CPH3, LLC") (collectively with CPH2, LLC the "Selling Stockholder"), and collectively the beneficial and record owner of 11,238,691 shares (or 74.9%) of the issued and outstanding shares of common stock, par value $.10 per share (the "Common Stock") of Capital Pacific Holdings, Inc. (the "Company").

         WHEREAS, the Selling Stockholder agrees to sell and the Purchaser agrees to purchase 2,484,340 shares (the "Shares") of the issued and outstanding Common Stock of the Company ("Common Stock") owned by the Selling Stockholder for an aggregate purchase price of $10,000,000 (the "Purchase Price").

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                              THE PURCHASE AND SALE

         SECTION 1.01 Purchase and Sale of Common Stock. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Selling Stockholder (in respective amounts to be designated and disclosed to Purchaser prior to the Closing) hereby agrees to sell, convey, transfer and deliver to the Purchaser, and the Purchaser will purchase from the Selling Stockholder, the Shares for the Purchase Price.

         SECTION 1.02 The Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Wiley, Rein & Fielding, 1776 K Street, N.W., Washington, D.C. 20006, at 10:00 a.m., Washington Time, on the latter of October 1, 1997 and the date of satisfaction or waiver of the conditions set forth in Article IV, unless another date and time is agreed upon by the Purchaser and the Selling Stockholder. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

         SECTION 1.03 Delivery and Payment. Within five (5) Business Days of the date of this Agreement, the Selling Stockholder shall deliver to NationsBank, N.A. (the "Escrow Agent") stock certificates in definitive form, together with stock powers duly endorsed in blank representing the Shares. As against payment in full for the Shares, and against delivery of the stock certificates and stock powers to the Escrow Agent therefor as aforesaid, the

Purchaser shall deliver, within five (5) Business Days of the date hereof, to the Escrow Agent, by wire transfer to the account designated by the Escrow Agent in writing to the Purchaser or, at the option of the Escrow Agent, by delivery of a certified or bank cashier's check payable to the order of the Escrow Agent, the amount of the full Purchase Price.

         SECTION 1.04  Escrow.

         (a) Simultaneously with the execution and delivery of this Agreement, the Selling Stockholder, the Purchaser and the Escrow Agent have entered into an escrow agreement, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). Upon receipt in accordance with the terms of this Agreement, the Escrow Agent shall hold the certificates representing the Shares and the Purchase Price in accordance with the terms and provisions of the Escrow Agreement.

         (b) At the Closing, subject to the satisfaction of the conditions set forth in this Agreement and in the Escrow Agreement, the Escrow Agent shall deliver (i) the certificates representing the Shares together with stock powers duly endorsed in blank, to the Purchaser, and (ii) the Purchase Price, by wire transfer of immediately available funds, to the Selling Stockholder.

         (c) At all times prior to the Closing, the Selling Stockholder shall have the sole power to vote the Shares.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLING STOCKHOLDER

         CPH2, LLC and CPH3, LLC, jointly and severally, represent and warrant to the Purchaser as of the date hereof and as of the Closing Date:

         SECTION 2.01 Organization, Qualifications and Corporate Power. Each of CPH2, LLC and CPH3, LLC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign Company and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations, prospects, properties, assets or affairs of CPH2, LLC or CPH3, LLC, respectively, or the ability of CPH2, LLC or CPH3, LLC, to perform and comply in all material respects with all of its respective covenants and agreements contained in this Agreement (a "Material Adverse Effect"). The Selling Stockholder has full power and authority (i) to own and hold its properties and to carry on its business as now conducted, and (ii) to execute, deliver and perform its obligations under this Agreement.


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         SECTION 2.02 Common Stock Ownership. The Selling Stockholder is the
beneficial and record owner of the Shares in the respective amounts set forth on Schedule A, free and clear of any lien, claim encumbrance or security interest of any kind (each a "Lien"), and will transfer to the Purchaser good and marketable title to such Shares, free and clear of any Lien.

         SECTION 2.03 Authorization of Agreement, Etc. The execution and delivery by the Selling Stockholder and the performance by the Selling Stockholder of its obligations hereunder, and the sale and delivery of the Shares by the Selling Stockholder, have been duly authorized by the relevant proceedings of each Selling Stockholder and will not (i) violate any provision of law or regulatory agency (including any stock exchange rules or requirements), or any order of any court or other agency of government, (ii) conflict with or result in a breach of any provision of the limited liability company agreement of either Selling Stockholder, (iii) conflict with, result in a violation or breach of or constitute (with due notice or lapse of time or both) a default under, any note, bond, mortgage, indenture, deed of trust, license, lease, joint venture agreement, collaborative arrangement or relationship or other contract, commitment or agreement or other instrument or obligation to which the Selling Stockholder or any of its properties or assets may be bound or (iv) result in the creation or imposition of any lien, claim, encumbrance or security interest of any kind upon any of the properties or assets of the Selling Stockholder.

         SECTION 2.04 Validity. This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding obligations of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as the enforceability hereof may be limited (i) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general equitable principles regardless of whether considered in a proceeding in equity or at law.

         SECTION 2.05 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 3.04, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality or regulatory body is or will be necessary for the valid execution, delivery and performance by the Selling Stockholder of this Agreement, or the delivery, sale and transfer of the Shares to the Purchaser other than any filings necessary pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934 and the associated regulations.

         SECTION 2.06  Capitalization.

         (a) The authorized capital stock of the Company consists of (1) 30,000,000 shares of Common Stock, and (2) 5,000,000 shares of Preferred Stock. As of the date of this Agreement, 14,995,000 shares of Common Stock and no shares of Preferred Stock (together with the Common Stock, the "Company Stock") are outstanding. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable. Except for the Company Stock, there are no shares of capital stock or other equity securities of the Company outstanding.


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         (b) Except for the warrants to purchase 790,000 shares of Common Stock and as contemplated by the Related Agreements, (i) there are no preemptive or similar rights on the part of any holder of any class of securities of the Company, and (ii) no options, warrants, conversion or other rights, agreements or commitments of any kind are outstanding that obligate the Company, contingently or otherwise, to issue, sell, purchase, return or redeem any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. No shares of capital stock of the Company are held in the Company's treasury and except in respect of the warrants described above no shares of capital stock of the Company are reserved for issuance. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

         SECTION 2.07 Misstatements. No representation or warranty contained in this Agreement, contain or will contain, as the case may be, any material misstatement of fact or omits or will omit, as the case may be, to state a material fact or any fact necessary to make the statement contained therein not materially misleading.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Selling Stockholder that:

         SECTION 3.01 Organization and Corporate Power.

         (a) The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the partnership power and authority to execute, deliver and perform this Agreement.

         (b) California Housing Finance L.L.C. is the sole general partner of the Purchaser and is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the company power and authority to execute and deliver this Agreement on behalf of the Purchaser.

         SECTION 3.02 Authorization of Agreement, Etc. The execution and delivery by the Purchaser of this Agreement and by its general partner on behalf of the Purchaser and the performance by Purchaser of its obligations hereunder, have been duly authorized by all requisite limited partnership and limited liability company action and will not (i) violate any provision of law or any order of any court or other agency of government, (ii) conflict with or result in a breach of any provisions of the limited liability company agreement of the Purchaser or (iii) conflict with, result in a violation or breach of or constitute (with due notice or lapse of time or both) a default under, any material note, bond, mortgage, indenture,



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license, lease, contract, agreement or other instrument or obligation to which the Purchaser or any of its assets is bound.

         SECTION 3.03 Validity. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general equitable principles regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.04 Investment Representations.

         (a) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and has, together with its Affiliates, sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

         (b) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management to its satisfaction and except for reliance on the representations and warranties contained in the Related Agreements and the Information Documents, has conducted, and relied solely upon, its own diligence with respect to the business and properties of the Company;

         (c) The Shares are being acquired by the Purchaser for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

         (d) The Purchaser understands that (i) the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Company will make a notation on its transfer books to such effect.

         (e) Until (i) the Shares have been effectively registered under the Securities Act, or (ii) in the opinion of counsel satisfactory to the Company (it being agreed that Richards Spears et al. shall be satisfactory for such purposes) such securities may be publicly sold without registration under the Securities Act, each certificate representing the Shares shall, except as otherwise provided in this Section 3.04(e), bear a legend stating substantially as follows:


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         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In the event of a transfer of the Shares, the certificate issued to the transferee of such Shares shall bear such legend, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 of the Securities Act ("Rule 144") (or any other rule permitting public sale without registration under the Securities Act) or (ii) the Company receives an opinion of counsel to the effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATIONS
                                 OF THE PARTIES


         SECTION 4.01 Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Shares being purchased by it on the Closing Date is subject to the satisfaction or waiver in writing, on or before the Closing Date, of all of the following conditions:

         (a) Representations and Warranties of the Selling Stockholder to be True and Correct. The representations and warranties of the Selling Stockholder contained in Article II shall be true, complete and correct in all respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and a member of each Selling Stockholder (with respect to their respective representations) shall have certified in writing to the Purchaser to such effect.

         (b) The Selling Stockholder's Performance. The Selling Stockholder shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement, and a member of each Selling Stockholder (with respect to their respective covenants and agreements) shall have certified to the Purchaser in writing to such effect and to the further effect that the conditions set forth in subparagraphs (a) and (b) of this
Section 4.01 have been satisfied.


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

         (c) Stock Certificates. The Selling Stockholder shall have delivered to the Escrow Agent a certificate or certificates evidencing the Shares, free and clear of all liens, claims, encumbrances or security interests of any kind of any nature whatsoever, in each case together with stock powers duly endorsed in blank with all requisite documentary or stock transfer tax stamps affixed, as applicable.

         (d) Supporting Documents. The Purchaser shall have received copies of the following documents:

                  (i) (A) the Certification of Formation and the Limited Liability Company Agreement of each Selling Stockholder, both certified as of a recent date by a member of CPH2, LLC and CPH3, LLC, respectively, and (B) a certificate of the Secretary of State of the State of Delaware dated as of a recent date as to the due organization and good standing of each Selling Stockholder.

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company, as required, authorizing the approval of the Purchaser becoming an "interested stockholder" (within the meaning of Section 203 of the Delaware General Corporation Law) of the Company upon the consummation of this Agreement, and, if applicable, a "related party transaction," as contemplated by Article VII of the Company's By-Laws; and (B) that all such resolutions are in full force and effect.

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Selling Stockholder as the Purchaser or its counsel may reasonably request.

         (e) Litigation. As of the Closing Date, there shall not (i) be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement or award any material damages (after taking into account any damages for which full insurance coverage is not in dispute) with respect to the transactions contemplated by this Agreement or
(ii) be pending any action or proceeding by a governmental authority which seeks any of the foregoing.

         (f) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would in any material respect prohibit or render the parties unable to consummate the transactions contemplated hereby or make the transactions contemplated hereby illegal.

         (g) Escrow Agreement Conditions. The conditions to the release of the Purchase Price to the Selling Stockholder and the certificates representing the Shares to the Purchaser contained in the Escrow Agreement shall have been satisfied.


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

         SECTION 4.02 Conditions to the Obligations of the Selling Stockholder. The obligation of the Selling Stockholder to sell the Common Stock on the Closing Date is subject to the satisfaction or waiver, on or before the Closing Date of the following conditions:

         (a) Representations and Warranties of the Purchaser to be True and Correct. The representations and warranties of the Purchaser contained in
Article III shall be true, complete and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and a senior officer of the Purchaser shall have certified in writing to the Company to such effect.

         (b) The Purchaser's Performance. The Purchaser shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and a senior officer of the Purchaser shall have certified to the Company in writing to such effect and to the further effect that the conditions set forth in subparagraphs (a) and (b) of this Section 4.02 have been satisfied.

         (c) Litigation. As of such Closing Date, there shall not (i) be in effect any judgment, order, injunction or decree of any court of competent jurisdiction, the effect of which is to prohibit or restrain the consummation of the transactions contemplated by this Agreement or award any material damages (after taking into account any damages for which full insurance coverage is not in dispute) with respect to the transactions contemplated by this Agreement or
(ii) be pending any action or proceeding by a governmental authority which seeks any of the foregoing.

         (d) No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would in any material respect prohibit or render the parties unable to consummate the transactions contemplated hereby or make the transactions contemplated hereby illegal.

         (e) Escrow Agreement Conditions. The conditions to the release of the Purchase Price to the Selling Stockholder and the certificates representing the Shares to the Purchaser contained in the Escrow Agreement shall have been satisfied.

         (f) Board Approval. The Board of Directors of the Company shall have approved the transaction pursuant to which the Purchaser become an "interested stockholder" (within the meaning of Section 203 of the Delaware General Corporation Law).

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated by this Agreement, whether or not such transactions shall be consummated.


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

         SECTION 5.02 Survival of Representations and Warranties. Any representation and warranty made herein, or in any certificate or instrument delivered to the Purchaser pursuant to or in connection with this Agreement, shall survive the execution and delivery of this Agreement, and the sale, transfer and delivery of the Shares for a period of one year and any statements contained in any certificate or other instrument delivered by the Selling Stockholder pursuant to Article IV shall be deemed to constitute a representation and warranty made by the Selling Stockholder for all purposes of this Agreement.

         SECTION 5.03 Parties in Interest: Assignment. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. No party may assign its rights hereunder without the prior written consent of the other parties hereto, except (i) as provided herein, (ii) the Purchaser may assign all of such rights to a single Affiliate. Without limiting the generality of the foregoing, all representations, warranties, covenants, and agreements benefiting the Purchaser shall inure to the benefit of a single Affiliate of the Purchaser designated to purchase the Shares.

         SECTION 5.04 Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

         SECTION 5.05 Notices, Etc. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

If to the Selling Stockholder:          CPH2, LLC
                                        CPH3, LLC
                                        Attention:  Hadi Makarechian
                                        c/o Capital Pacific Holdings, Inc.
                                        4100 MacArthur Blvd., Suite 200
                                        Newport Beach, California  92660
                                        Telecopy No.:  (714) 622-8410

with a copy to:                         Dag Wilkinson, Esq.
                                        Wiley, Rein & Fielding
                                        1776 K Street, N.W.
                                        Washington, DC 20006
                                        Telecopy No.: (202) 429-7049


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

If to the Purchaser:                    c/o Farallon Capital Management, L.L.C.
                                        One Maritime Plaza
                                        Suite 1325
                                        San Francisco, California  94111
                                        Attention: Steve Millham
                                        Telecopy No.: (415) 421-2133

with a copy to:                         Richards Spears Kibbe & Orbe
                                        One Chase Manhattan Plaza
                                        57th Floor
                                        New York, New York  10005
                                        Attention:  William Q. Orbe, Esq.
                                        Telecopy No.:  (212) 530-1801

Any party may, by written notice to the other parties, change the address or telecopy number to which notices to such party are to be delivered or mailed or sent by facsimile transmission. All such notices or other communications shall be effective and be deemed to have been given as of the date on which so hand-delivered or on the third business day following the date on which so mailed, or if delivered by facsimile transmission, when sent and the sender receives evidence of complete transmission without error.

         SECTION 5.06 Entire Agreement: Amendment. This Agreement, the Escrow Agreement and the Investment and Stockholder Agreement set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof, both oral and written. No representation, promise, inducement or statement of intention has been made by either of the parties hereto which is not embodied in this Agreement, or the written statements, certificates or other documents delivered pursuant hereto or the other agreements referred to above, and neither of the parties hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by the parties hereto or by their successors and assigns.

         SECTION 5.07 Press Releases. None of the parties hereto shall issue any press releases or make any public announcements of any of the transactions contemplated by this Agreement except as may be mutually agreed to in writing by the parties hereto; provided, however, that notwithstanding the foregoing, each of the parties hereto shall be permitted and will cooperate with the other party, to make such disclosures to the public or governmental authorities as their respective counsel shall deem necessary to maintain compliance with, or to prevent violation of, applicable laws.


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         SECTION 5.08 General. This Agreement (i) shall be construed and enforced in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof; and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.09 Severability. To the extent that any provision of this Agreement which does not materially affect the intent of the parties hereto shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

         SECTION 5.10 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "Person" shall means an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

         (b) an "Affiliate" of a person shall mean someone that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

         (c) "Business Day" means any day on which commercial banks are not authorized or required to close in New York, New York.

         SECTION 5.11 Confidential Information. All information acquired by any party hereto or their respective agents, representatives or Affiliates with respect to the business of the other parties hereto ("confidential information") in connection with the transactions contemplated hereby shall be held in strict confidence by such party if such information is not in the public domain or was not independently obtained or developed by such party and, if in writing, such confidential information shall be returned by such party to the other party if so requested in writing upon termination of this Agreement; provided however that each party may retain one copy thereof in confidential, restricted access files for use only in the event a dispute arises between the parties hereunder and only in connection with that dispute. None of the parties shall use any confidential information to the disadvantage of the other party.

         SECTION 5.12 Termination. This Agreement may be terminated by either party hereto if the Closing shall not have occurred on or before November 18, 1997, or such later date as may have been agreed upon by the parties hereto. Upon termination, no party shall have any liability or obligation under this Agreement except to observe the confidentiality provisions hereof and except to the extent a party has breached its representations, warranties, covenants or agreements hereunder.


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                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the Selling Stockholder and the Purchaser have executed this Agreement as of the day and year first above written.

                                 CPH2, LLC



                                 By:  /s/ Hadi Makarechian
                                      -------------------------
                                      Name:  Hadi Makarechian
                                      Title: Member


                                 CPH3, LLC



                                 By:  /s/ Hadi Makarechian
                                      -------------------------
                                      Name:  Hadi Makarechian
                                      Title: Member


                                 CALIFORNIA HOUSING FINANCE, L.P.

                                 By:  California Housing Finance L.L.C.
                                      Its Manager

                                      By: Farallon Capital Management, L.L.C.
                                          Its Manager


                                          By: /s/ Steve Millhan
                                              --------------------------
                                              Steve Millham
                                              Managing Member




516994




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

                                   SCHEDULE A
                                 (SHAREHOLDINGS)


                                                              Shares of
                                                              Common Stock
         Name                                                 Beneficially Owned
         ----                                                 ------------------

CPH2, LLC                                                     4,638,657

CPH3, LLC                                                     6,600,034




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